Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Park City Group, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Randall K. Fields, Principal Executive Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 14, 2022	By:	/s/ Randall K. Fields Randall K. Fields Chief Executive Officer and Chair of the Board (Principal Executive Officer)